UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 4, 2013

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road

Chelmsford, MA 01824

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 250-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01: Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The disclosure set forth below under Item 3.03 with respect to the intention of Sycamore Networks, Inc. (the “Company”) to delist its shares of Common Stock (as defined below) from the NASDAQ Global Select Market is incorporated herein by reference.

Item 3.03: Material Modifications to the Rights of Security Holders

As previously announced, on January 29, 2013 at the Special Meeting of Stockholders, the stockholders of the Company approved the dissolution of the Company (the “Dissolution”) and adopted the Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”). For further information on the Dissolution, please see the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “Commission”) on December 28, 2012 (the “Definitive Proxy Statement”).

On March 4, 2013, the Board of Directors of the Company (the “Board”) determined that, for the reasons stated in the Definitive Proxy Statement and following a review of the Company’s strategic alternatives for all of the Company’s assets and available options for providing value to the Company’s stockholders, it is advisable and in the best interests of the Company’s stockholders to proceed with the Dissolution effective as of the close of business on March 7, 2013. The Company intends to file a certificate of dissolution with the Delaware Secretary of State on March 7, 2013 (the “Certificate of Dissolution”). Upon filing of the Certificate of Dissolution, the Company expects to operate in accordance with the Plan of Dissolution, which contemplates an orderly wind down of the Company’s business, including the disposition of the Company’s IQstream business, the sale or monetization of the Company’s other remaining non-cash assets and the satisfaction or settlement of its liabilities and obligations, including contingent liabilities and claims. In connection with the filing of the Certificate of Dissolution, the Company will close its stock transfer books and discontinue recording transfers of its common stock, $0.001 par value per share (the “Common Stock”), as of 5:00 p.m. Eastern Time on March 7, 2013. In connection with the filing of the Certificate of Dissolution, the Board has fixed March 7, 2013 as the record date for determining Company stockholders entitled to receive any future distributions of available assets and as the final date for the recording of stock transfers. Only those stockholders of record as of the close of business on March 7, 2013 will be entitled to such future distributions. Subject to uncertainties inherent in the winding up of the Company’s business, we expect to make one or more liquidating distributions as promptly as practicable after payment of, or provision for, outstanding claims in accordance with Delaware law. No assurances can be made as to the ultimate amounts to be distributed or the timing of any distributions. Also, upon the effectiveness of the Dissolution, the Company intends to cancel all stock option awards outstanding under the Company’s stock plans.

In connection with the Dissolution, the Company intends to (i) submit a request to The NASDAQ Stock Market (“NASDAQ”) to suspend trading of the Common Stock on The NASDAQ Global Select Market effective as of the close of trading on March 7, 2013 and (ii) notify NASDAQ that the Company intends to file a Form 25 with the Commission on or about March 15, 2013 to withdraw the registration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, and request that NASDAQ terminate the Company’s NASDAQ listing effective prior to the opening of trading on March 25, 2013. Following the suspension of the Common Stock from trading on The NASDAQ Global Select Market, shares of Common Stock held in street name with brokers may be traded in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the OTC Bulletin Board or the Pink Sheets. The Company advises its stockholders that the suspension of the Common Stock from trading on The NASDAQ Global Select Market may reduce the market liquidity of the Common Stock and, as a result, investors may find it more difficult to dispose of, or obtain accurate quotations for the price of, the Common Stock, if they are able to trade the Common Stock at all.

A copy of the press release issued by the Company on March 4, 2013 announcing the intent to proceed with the Dissolution is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01: Financial Statements and Exhibits

2.1	Plan of Complete Liquidation and Dissolution adopted by the Board of Directors of Sycamore Networks, Inc. on October 22, 2012 and adopted by the Stockholders of Sycamore Networks, Inc. on January 29, 2013*

99.1	Press Release issued by Sycamore Networks, Inc., dated March 4, 2013

*	Incorporated by reference to Sycamore Networks, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended October 27, 2012 filed with the Securities and Exchange Commission on November 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By:	/s/ Daniel E. Smith
Daniel E. Smith
President and Chief Executive Officer
(Duly Authorized Officer and
Principal Executive Officer)

Dated: March 4, 2013